EXHIBIT 16.2

                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
               KAYNE ANDERSON SMALL-MID CAP RISING DIVIDENDS FUND

                              TOTAL RETURN FORMULA
                        n
                  P(1+T)  = ERV


Where:            P        =        a hypothetical initial payment of $1,000

                  T        =        average annual total return

                  n        =        number of years

                  ERV      =        ending  redeemable  value of a  hypothetical
                                    $1,000 payment made at the beginning of the 1,5 or 10 year periods at the end of each such period (or fractional portion thereof)


For the 1 year period ended December 31, 1997:
                             1
                  $1,000(1+T)  = $1,194.60 or an annual compounded
                                 rate of 19.46%

For the period from October 18, 1996 (inception) to December 31, 1997:
                             1.20
                  $1,000(1+T)     = $1,242.42 or an average annual compounded
                                    rate of 19.78%